Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement File Nos. 33-50282, 33-59083, 33-59623, 33-63885, 33-67918, 33-75846, 333-02525, 333-04875, 333-25923, 333-44613, 333-45289, 333-50461, 333-81337, 333-87243, 333-88506, 333-90247, 333-46284, 333-55666, 333-100027, 333-105877, 333-113755, 333-117769 and 333-118050 of our report dated February 28, 2005, relating to the consolidated financial statements of UnitedHealth Group Incorporated and Subsidiaries, and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of UnitedHealth Group Incorporated for the year ended December 31, 2004.

/s/    DELOITTE & TOUCHE LLP

Minneapolis, MN

March 1, 2005